UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(b) As a result of the resignation of Francisco L. Borges from the board of directors of Highland Hospitality Corporation (the “Company”) discussed below, on December 27, 2005, the Company notified the New York Stock Exchange (the “NYSE”) that as of December 20, 2005, it is not in compliance with Sections 303A.01 and 303A.07 of the NYSE Listed Company Manual, which require that a NYSE listed company have a majority of independent directors, that the audit committee have a member with accounting or related management expertise and that the audit committee have a minimum of three members. With Mr. Borges’ resignation, three out of our six directors are independent and the audit committee of the board of directors of the Company currently consists of two members. The Company’s board of directors is actively seeking a candidate to fill the vacancy on our board of directors and the vacancy on the audit committee created by Mr. Borges’ resignation.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On December 20, 2005, Francisco L. Borges resigned from the board of directors of the Company. Accordingly, he will no longer serve as a member of the audit committee and the compensation policy committee of the board of directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: December 27, 2005	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President, Chief Financial Officer and Treasurer